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                                                                   EXHIBIT 10.13

                            FORM OF WARRANT AGREEMENT


WARRANT AGREEMENT dated as of ___________, 200_ between US Dataworks, Inc. (formerly Sonicport, Inc.) a Nevada corporation (the "Company"), and ______________ ("Warrant Holders").

WHEREAS, the Company proposes to issue to Warrant Holder _______ WARRANTS (the "Warrants"), each such Warrant entitling the Warrant Holders thereof to purchase one share of Common Stock, $0.0001 par value per share, of the Company (the "Shares" or the "Common Stock") at an exercise price per share equal to _____________ ($____), the market price of the Company's common stock on the Closing Date ("the Exercise Price").

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. WARRANT CERTIFICATES. The Warrant Certificates to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be delivered to Warrant Holders within 5 days following the execution and delivery of this Agreement by Company and Warrant Holders. The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President or any Vice President under its corporate seal reproduced thereon and attested by its corporate secretary or one of its assistant secretaries. Warrant Certificates may be exchanged at the Warrant Holder's option, when surrendered to the Company for another Warrant Certificate or other Warrant Certificates of like tenor sad representing in the aggregate a like number of Warrants.

SECTION 2. RIGHT TO EXERCISE WARRANTS. Each Warrant may be exercised from the date of this Agreement until 11:59 P.M. (Los Angeles time) on ___________, 200_ (the "Expiration Date") pursuant to the provisions set forth in Section 3 hereof. Each Warrant not exercised on or before the Expiration Date shall expire. Subject to the provisions of this Warrant Agreement, the Holders of each Warrant shall have the right to purchase from the Company, and the Company shall, issue and sell to each such Warrant Holders at the Exercise Price, provided that subject to adjustment as provided herein, one fully paid and nonassessable Share upon surrender to the Company of the Warrant Certificate evidencing such Warrant, with the form of election to purchase duly completed and signed and evidence of payment of the Exercise Price.

Upon surrender of such Warrant Certificate and payment of the Exercise Price, the Company shall cause to be issued and delivered promptly to the Warrant Holders a certificate for the Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. The Warrants evidenced by a Warrant Certificate shall be exercisable at the election of the Warrant Holders thereof, subject to the provisions of Section 3 hereof

SECTION 3. RESERVATION OF SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the full number of Shares deliverable upon the exercise of all outstanding Warrants. The Company covenants that all Shares, which may be issued upon exercise of Warrants, will be validly issued, fully paid and nonassessable outstanding Shares of the Company.

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SECTION 4. REGISTRATION UNDER THE SECURITIES ACT OF 1933. Warrant Holders
represents and warrants to the Company that Warrant Holders is acquiring the Warrants for investment and with no present intention of distributing or reselling any of the Warrants. The Shares and the certificate or certificates evidencing any such Shares shall bear the following legend:

         "THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

Certificates for Shares without such legend shall be issued if such Shares are sold pursuant to an effective registration statement under the Act or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company, that such legend is no longer required reader the Act. Certificates for Warrants or Shares shall also bear such legends as may be required from time to time by law.

SECTION 5. RULE 144 If the Company shall be subject to the reporting requirements of Section 13 of the 1934 Act, the Company will use its best efforts to file timely all reports required to be filed from time to time with the Commission (including but not limited to the reports under Section 13 and 15(d) of the 1934 Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Act). If there is a public market for any Shares of the Company at any time that the Company is not subject to the reporting requirements of either of said Section 13 or 15(d), the Company will, upon the request of any holder of any Shares or Warrants, use its best efforts to make publicly available the information concerning the Company referred to in subparagraph (c)(2) of said Rule 144. The Company will furnish to each holder of any Shares or Warrants, promptly upon request, (i) a written statement of the Company's compliance with the requirements of subparagraphs (c)(1) or (c)(2,) as the case may be, of said Rule 144, and (ii) written information concerning the Company sufficient to enable such holder to complete any Form 144 required to be filed with the Commission pursuant to said Rule 144.

SECTION 6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES AND CLASS OF CAPITAL STOCK PURCHASABLE. The Exercise Price and the number of Shares and classes of capital stock of the Company purchasable upon the exercise of each Warrant are subject to adjustment from time to time as set forth in this Section 5.

         ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the Company: pays a dividend or makes a distribution on its Common Stock, in each case, in Shares of its Common Stock; subdivides its outstanding Shares of Common, Stock into a greater number of Shares; combines its outstanding Shares of Common Stock into a smaller number of Shares; makes a distribution on its Common Stock in Shares of its capital stock other than Common Stock; or issues by reclassification of its Shares of Common Stock any Shares of its capital stock; then the number and classes of Shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of Shares of capital stock of the Company which such Warrant Holders would have owned immediately following such action if such Warrant Holders had exercised the Warrant immediately prior to such action.

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         CONSOLIDATION, MERGER OR SALE OF THE COMPANY. If the Company is a party to a consolidation, merger or transfer of assets that reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this Warrant Agreement. Upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets that the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if the Warrant Holders had exercised the Warrant immediately before the effective date of such transaction As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section.

SECTION 7. NOTICES TO COMPANY AND WARRANT HOLDERS. Any notice or demand authorized by this Agreement to be given or trade by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Holders) to the Company at 21621 Nordhoff Street, Chatsworth, California 91311.

Any notice pursuant to this Agreement to be given by the Company to Warrant Holders shall be sufficiently given if sent by registered mail, postage prepaid, addressed (until another address is filed in writing by Warrant Holders with the Company) to Warrant Holders at the address provided on the signature page of this Warrant Agreement.

SECTION 8. SUPPLEMENTS AND AMENDMENTS. The Company and Warrant Holders may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Warrant Holders may deem necessary or desirable and which the Company and Warrant Holders deem shall not adversely affect the interests of other Warrant Holders.

SECTION 9. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or Warrant Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 10. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California, and for all proposes shall be governed by and construed in accordance with the laws of said State.

SECTION 11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

                                                   US Dataworks, Inc.



                                                   -----------------------------
                                                   Richard Shapiro
                                                   Its: Chief Financial Officer


Signature:
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Name:
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Signature:
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Name:
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Address:
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